UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6569-3988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 1, 2016, Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (the “Company”) issued a press release announcing two fishing vessels to depart to new fishing territory. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01 and in Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The Company has established January 6, 2017 as the date of the Company’s 2016 Annual General Meeting of Shareholders (the “2016 Annual Meeting”) and December 22, 2016 as the record date for determining shareholders entitled to vote at the 2016 Annual Meeting. The 2016 Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2015 annual general meeting of shareholders. As a result, the Company has set a deadline of December 16, 2016 for the receipt of any shareholder proposals for inclusion in the Company’s proxy materials. Proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must comply with the requirements set forth in Rule 14a-8. Additionally, under Rule 14a-4 promulgated under the Exchange Act, a proposal that is not intended to be included in the proxy statement must be delivered by December 16, 2016, which the Company believes is a reasonable time before it sends its proxy materials for the 2016 Annual Meeting. Any proposal submitted after these deadlines will not be considered timely and will be excluded from consideration at the 2016 Annual Meeting.  Shareholder proposals must be received by the Corporate Secretary at the Company’s headquarters located at 18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC, 350001.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 1, 2016

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: December 1, 2016

Pingtan Marine Enterprise Ltd.

By:	/s/ Xinrong Zhuo
Name: Xinrong Zhuo
Title: Chief Executive Officer

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